Exhibit 99.1

PROXY CARD

REVOCABLE PROXY

ANDEREN FINANCIAL, INC.

          PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ________________, 2012.

          The undersigned holder of shares of Common Stock of Anderen Financial, Inc. (the “Company”) hereby appoints Charles Allcott, III and John R. Warren, or either of them with individual power of substitution, proxies to vote all shares of the Common Stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at ___________________________, __________, __________, Florida, on ___________day, ________________, 2012 at _______ a.m. and at any adjournment or postponement thereof.

          SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE PROPOSALS SET FORTH BELOW. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.

To approve and adopt the Agreement and Plan of Merger dated October 24, 2011 by and among 1st United Bancorp, Inc., the Company and Anderen Bank, as described in the accompanying proxy statement/prospectus.

_____ FOR _____ AGAINST _____ ABSTAIN

2.

To approve a proposal to grant discretionary authority to the persons named as proxies to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger.

_____ FOR _____ AGAINST _____ ABSTAIN

The terms of the proposals are described in greater detail in the accompanying proxy statement/prospectus dated ___________, 2012, and that description is incorporated herein by reference. This proxy, when properly executed, will be voted as directed above. The undersigned hereby revokes any and all other proxy or proxies heretofore given to vote or act with respect to the shares held by the undersigned and hereby ratifies and confirms all actions of the herein-named attorneys and proxies and their substitutes, or any of them may lawfully take by virtue hereof.

Please sign, date and return this proxy form whether or not you plan to attend the Special Meeting. This proxy form must be received at the Company by _______ a.m. on ________________, 2012 in order to be voted.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SHARES _______________

DATED __________, 2012
________________________________________
Signature
________________________________________
Signature if held jointly
________________________________________
Please print or type your name

Please mark here if you intend to attend the Special Meeting of Shareholders.

Please return your signed Proxy to:

Anderen Financial, Inc. 3450 East Lake Road Palm Harbor, Florida 34685 Attn: John R. Warren, President